SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 10 , 1997
                                                       (October 20, 1997)

                          FIRST USA PAYMENTECH, INC.
              (Exact Name of Registrant as Specified in Charter)

           DELAWARE                1-14224              75-2634185
           (State or Other         (Commission          (IRS Employer
           Jurisdiction            File Number)         Identification No.)
           of Incorporation)


           1601 ELM STREET, SUITE 800, DALLAS, TEXAS            75201
            (Address of Principal Executive Offices)         (Zip Code)

                                 214-849-2000
             (Registrant's telephone number, including area code)


          ITEM 5.  OTHER EVENTS

               On October 10, 1997, a putative class action suit was commenced by a stockholder of First USA Paymentech, Inc., a Delaware corporation ("Paymentech"), in the United States District Court, Northern District of Texas, against Paymentech and certain of its officers. The complaint alleges, among other things, that the defendants violated United States securities laws by publicly issuing false and misleading statements and omitting to disclose material adverse information regarding Paymentech's business during the period from April 15, 1997, the date on which Paymentech issued a press release announcing its financial results for the third quarter of fiscal year 1997, to September 24, 1997, the date on which Paymentech announced that it was restating and revising its previously announced results for the fourth quarter of fiscal year 1997. The complaint also alleges that as a result of such alleged violations, the price of Paymentech common stock was artificially inflated at the time stockholders in the class acquired their stock. The complaint seeks monetary damages as compensation for the losses the stockholders in the class allegedly incurred. The defendants have not yet answered the complaints, but intend to defend these actions vigorously.


                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange
          Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Date:  October 20 , 1997

                                   FIRST USA PAYMENTECH, INC.
                                              (Registrant)

                                   By: /s/ Philip E. Taken
                                       ------------------------------
                                   Name:  Philip E. Taken
                                   Title: Chief Administrative Officer
                                           and General Counsel